UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2020

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FEYE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors.

On August 10, 2020, the Board of Directors (the “Board”) of FireEye, Inc. (the "Company") appointed Sara C. Andrews to serve as a member of the Board, effective immediately. Ms. Andrews will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2021.

Ms. Andrews, age 57, has served as Senior Vice President and Chief Information Security Officer at PepsiCo, Inc. since July 2014. Prior to joining PepsiCo, Inc., Ms. Andrews served as Chief Network Security Officer of Verizon Communications, Inc. from June 1997 to July 2014. She has served on the board of directors of LogMeIn, Inc. since April 2018. Ms. Andrews holds a B.I.E. from Auburn University and an M.B.A. from Brenau University.

The Board has determined that Ms. Andrews is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market.

There is no arrangement or understanding between Ms. Andrews and any other persons pursuant to which Ms. Andrews was selected as a director.

In accordance with the Company’s Outside Director Compensation Policy, as amended (the “Outside Director Compensation Policy”), Ms. Andrews was granted a restricted stock unit award on August 10, 2020 in the amount of 25,039 shares of the Company’s common stock. The award will vest over three years, with one-third (1/3rd) of the restricted stock units subject to the award vesting on each anniversary of the date of grant, in each case subject to Ms. Andrews continuing to serve on the Board through the applicable vesting date. The restricted stock units are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related restricted stock unit award agreement. Furthermore, Ms. Andrews is entitled to receive annual fees in accordance with the terms and conditions of the Outside Director Compensation Policy. The Company will also reimburse Ms. Andrews for reasonable expenses in connection with her services to the Company and attendance of Board and committee meetings in accordance with the Company’s established policies. A copy of the offer letter between Ms. Andrews and the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, Ms. Andrews has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2013.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between the Registrant and Sara Andrews, dated August 3, 2020
99.1	Press release dated August 11, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between the Registrant and Sara Andrews, dated August 3, 2020
99.1	Press release dated August 11, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: August 11, 2020	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary